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                                                             EXHIBIT 10.05

                        REAL ESTATE TERM LOAN AGREEMENT

     THIS AGREEMENT is made on January 5, 1998 between G-P PLASTICS, INC., a Michigan corporation with principal offices at 3910 Industrial Drive, Rochester Hills, Michigan 48309 (the "Borrower"), and NBD BANK, a Michigan banking corporation with principal offices at 611 Woodward Avenue, Detroit, Michigan 48226 (the "Bank").

     (A) The Borrower has applied to the Bank for a loan to provide funds for the acquisition of: (1) the real estate described in the attached Exhibit A (the "Site"); and (2) all buildings, structures, site improvements and other improvements located on the Site (the "improvements"). The Improvements and the Site are referred to collectively in this agreement as the "Project."

     (B) The Bank wishes to lend the Borrower the sums described below, and the Borrower wishes to borrow those sums from the Bank, subject to and in accordance with the terms and conditions of this agreement.

     Therefore, the parties agree as follows:

     ARTICLE I   DESCRIPTION OF LOAN; RESERVE ACCOUNTS; SINKING FUND

     1.1 Loan Disbursement. Subject to the terms and conditions of this agreement, the Bank shall lend to the Borrower, and the Borrower shall borrow from the Bank, the sum of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($ 1,200,000) (the "Loan"). The Borrower acknowledges and agrees that the entire principal amount of the Loan has been fully advanced to the Borrower as of the date of this agreement and that no further advances of Loan proceeds are required under this agreement. $972,000 of the Loan proceeds will be applied to the acquisition of the project. $128,000 of the Loan proceeds shall be deposited to an account at the Bank in the name of the Borrower but under the sole dominion and control of the Bank (the "Construction Escrow") to be disbursed in accordance with
Section 1.3 below to finance construction on the Project. $100,000 of the Loan Proceeds shall be deposited to an account at the Bank in the name of the Borrower but under the sole dominion and control of the Bank (the "Environmental Escrow") to be disbursed in accordance with Section 1.3 below to finance the environmental remediation of the Project. The Borrower shall repay the Loan to the Bank (plus interest and other costs and charges that the Bank may incur), as provided in this agreement, the Note (as defined below) and the other Loan Documents (as defined below).

     1.2 Note. The Borrower's debt to the Bank for its borrowings under the Loan shall be evidenced by a Mortgage Note executed concurrently (together with all extensions, renewals, modifications, amendments, and substitutions, the "Note").

     1.3 Construction and Environmental Escrows. The Borrower hereby pledges the Construction Escrow and the Environmental Escrow to the Bank as additional Collateral for the
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Loan and grants the Bank a security interest in them. From time to time the
Borrower may request that the Bank release funds from the Construction Escrow to fund construction on the Project and from the Environmental Escrow to fund environmental remediation of the Project. The Bank shall not be obligated to release such funds unless and until the Borrower complies with the following conditions

     (A) Compliance With Conditions to Lending. The Borrower shall have complied with the conditions to lending set forth in Article 4 below.

     (B) Request for Advances. The Borrower shall have delivered to the Bank a request for each advance on forms acceptable to and/or provided by the Bank. Each request shall indicate the amount of the advance being requested and the date upon which the advance is desired, which date should be not less than five
(5) business days after the date upon which the Bank receives the request. The Bank shall not make more than two advances from the Construction Escrow and two advances from the Environmental Escrow in any calendar month.

     (C) Compliance With Michigan Construction Lien Act. In the Bank's opinion the Borrower shall have (1) fully complied with all provisions of the Michigan Construction Lien Act, 1980 PA 497, as amended from time to time (the "Act") with respect to the construction or environmental remediation to be funded with the advance and (2) before the commencement of any actual physical improvements (as defined in the Act) in connection with any construction or environmental remediation, recorded a notice of commencement (as defined in the Act) with respect to the construction or environmental remediation and delivered a copy of that notice to the Bank.

     (D) Scope of Construction or Environmental Remediation. The Borrower shall have delivered to the Bank plans and specifications regarding (or such other evidence as the Bank shall require recording) the scope of the construction or environmental remediation, all in form and substance satisfactory to the Bank (such materials being called the "Scope Documents")


     (E) Cost Estimate. The Borrower shall have delivered to the Bank an estimate of the cost of completing the construction or environmental remediation, based upon the Scope Documents, in form, substance and amount satisfactory to the Bank (such estimate being called the "Cost Estimate").

     (F) Evidence of Compliance with Applicable Laws. The Borrower shall have delivered to the Bank evidence that the construction or environmental remediation will comply with (1) all building, use, safety, zoning, subdivision, air quality, condominium, planning, environmental and all other similar laws, ordinances, rules, regulations and other requirements of any federal, state, municipal or other governmental or public authority affecting the construction or environmental remediation, including the requirements of the ADA and (2) all covenants, conditions, restrictions and reservations affecting the Site or the Project









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          (G) Permits. The Borrower shall have delivered to the Bank copies of all required permits, licenses, approvals, acceptances a nd authorizations that are then procurable and that are required for the construction or environmental remediation

          (H) Draw Package. The Borrower shall have delivered to the Bank sworn statements, a schedule of costs by work trade category, waivers of lien, copies of all writings relating to the Project received or sent by the designee identified in the notice of commencement for the construction or environmental remediation during the period ending with the date of the request for advance, affidavits and certificates of the Borrower and/or the general contractor performing the construction or environmental remediation and assurances of payment acceptable to the Bank of the general contractor, if any, and all trade contractors, subcontractors and materialmen, which shall cover all work, labor and materials (including equipment and fixtures of all kinds) done, performed or furnished for the construction or environmental remediation to the date of the request.

          (I) Inspection. The portion of the construction or environmental remediation that has been completed at the time of the request for the advance is subject to inspection by the Bank or its designee.

     1.4 Establishment of Reserve Account. Concurrently with the execution of this agreement, the Borrower will establish a reserve account (the "Reserve Account") at the Bank. the Reserve Account will be in the name of the Borrower but under the sole dominion and control of the Bank. The Borrower hereby pledges the Construction Escrow and the Environmental Escrow to the Bank as additional Collateral for the Loan and grants the Bank a security interest in them. The Borrower shall deposit into the Reserve Account, on or before the fifth (5th) day of each month, beginning February 5, 1998, an amount equal to $18,000. The Borrower shall not be obligated to deposit further amounts into the Reserve Account so long as a balance of $200.000 is maintained in that account. Amounts deposited in the Reserve Account may be used only to pay the claims of the Borrower's preferred shareholders and related legal expenses and only with the Bank's permission. Upon the Bank's determination in its sole and unfettered discretion that all claims and potential claims of preferred shareholders (and similar claims regardless of whether the claimants are in fact preferred shareholders) have been satisfied or discharged, the Bank shall, at the Borrower's request release the balance of the Reserve Account to the Borrower and the Borrower's obligation to fund the Reserve Account shall cease.

     ARTICLE 2  FEES

     2.1 Commitment Fee. The Borrower has paid the Bank a commitment fee of $28,750. The Borrower acknowledges that that fee has been earned by the Bank and that it is nonrefundable.

     2.2 Annual Maintenance Fee. On January 5, 1999 and on the 5th day of each December thereafter, the Borrower shall pay the Bank a Maintenance Fee of $2,875 to compensate the Bank for the cost of administering the Loan.


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     2.3 Costs. Expenses, and Attorney's Fees. The Borrower shall pay all the
 Bank's out-of-pocket costs and expenses relating to the Loan, including appraisal fees and title insurance premiums. The Borrower shall also pay the Bank's reasonable attorney's fees for the Loan (including those of its "in-house" counsel). Costs, expenses and fees relating to the initial negotiation, documentation and closing of the Loan, unless previously paid, shall be paid at closing of the Loan. All other costs, expenses and fees shall be paid to the Bank within ten (10) days after a request for such payment.

     ARTICLE 3   SECURITY

     3.1 Description of Security. The Loan and the Note shall be secured and/or supported by the following:

         (A) Mortgage. A first mortgage lien in the Bank's favor on the Project pursuant to a mortgage in form and substance acceptable to the Bank (as amended from time to time, the "Mortgage");

         (B) [Intentionally Omitted]

         (C) Assignment of Rents. All present and future rents, issues and profits arising out of or relating to all present and future leases affecting all or any portion of the Project (each, a "Lease"), pursuant to an assignment of real estate leases and rents in form and substance acceptable to the Bank (as amended and replaced, the "Assignment");

         (D) [Intentionally Omitted]

         (E) Guaranties. Joint and several guaranties executed by Fillip Kreissl, Jack Sanders and David Shifflett (each, a "Guarantor," and, collectively, the "Guarantors"), pursuant to guaranty agreements in form and substance acceptable to the Bank (each, as amended and replaced, a "Guaranty," and collectively, as amended and replaced, the "Guaranties"), the obligations of each Guarantor under its Guaranty to be limited to the principal amount of $200,000 plus interest and costs;

         (F) Debt Subordination. The subordination of $1,000,000 in debt from the Borrower to Capital BIDCO and Horizon BIDCO to all debt of the Borrower to the Bank pursuant to a subordination agreement in form and substance acceptable to the Bank (as amended and replaced, the "Debt Subordination");

         (G) Additional Collateral/Setoff. A continuing security interest in (1) all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity) and (2) all balances of deposit accounts of the Borrower with the Bank. The Bank shall have the right at any time to apply its own debt or liability to the Borrower, or to any other party liable for payment of the borrowings under the

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Loan, in whole or partial payment of such borrowings or other present or future liabilities of the Borrower to the Bank, without any requirement of mutual maturity;

         (H) Cross-Lien. Any of the Borrower's other property in which the Bank has a security interest to secure payment of any other present or future debt, whether absolute, contingent, direct or indirect, including the Borrower's guaranties of the debts of others.

     3.2 Definition of Loan Documents. This agreement, the Note, the Mortgage, the Assignment, the Guaranties, the Debt Subordination, the Environmental Certificate (as defined below), and the Bank's commitment letter dated November 10, 1997, accepted by the Borrower on November 14, 1997, (together with all amendments to, modifications and replacements of and substitutions for those documents) are sometimes collectively referred to in this agreement as the "Loan Documents". The terms and conditions of the other Loan Documents are incorporated into this agreement by this reference.

         Term of Loan Documents. The terms and conditions of the Loan Documents shall remain in full force and effect until the Bank has been paid all sums due under them.

     ARTICLE 4   CONDITIONS

     4.1 Conditions for Advances. The Bank shall not be obligated to close the Loan or advance the Loan proceeds to the Borrower unless the Borrower has complied with the following requirements and conditions:

         (A) Representations and Warranties. All representations and warranties made by the Borrower, and each Guarantor to the Bank, including those contained in the Loan Documents, shall be true and correct on and as of the date of the advance with the same effect as if made on that date;

         (B) No Material Change in Financial Condition. There shall have been no material adverse change in (a) the projected income or expenses of the Project or (b) the financial condition of the Borrower, any of the Guarantors, any lessee under any Lease or any guarantor of any Lease;

         (C) No Right to Terminate. None of the events described in article 11 of this agreement for which the Bank has the right to terminate this agreement has occurred;

         (D) No Insolvency or Bankruptcy Proceedings. Neither the Borrower, nor any tenant under any Lease, nor any of the Guarantors, nor any guarantor of any Lease shall be the subject of any bankruptcy, reorganization or insolvency proceedings;

         (E) No Default Under the Loan Documents. There shall not have occurred and be continuing any default under any of the Loan Documents or a violation of any terms of any of the Loan Documents, nor shall there have occurred an event that with the passage of time, the giving

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of notice, or both, would constitute a default under any of the Loan Documents or a violation of any terms of any of the Loan Documents;

        (F) No Default Under Any Other Loan. There shall not have occurred and be continuing any default under, or violation of any term of, any other loan by the Bank to the Borrower or to any Guarantor, nor shall there have occurred and be continuing an event that with the passage of time, the giving of notice, or both, would constitute such a default or violation;

        (G) Required Documents. The Bank shall have received the following documents and information, all in form, substance and amount (if applicable) satisfactory to the Bank:

            (1) Loan Documents. Executed copies of all of the Loan Documents and any other documents required by the Bank, including executed and proposed Leases;

            (2) Appraisals. Such appraisals of the Project as the Bank may require;

            (3) Financial Statements. Current financial statements for the Borrower, and each Guarantor.

            (4) Evidence of Compliance With Applicable Laws. Evidence of the compliance of the Project with (a) all building, use, safety, zoning, subdivision, air quality, condominium, planning, envirnomental and all other similar laws, ordinances, rules, regulations and other requirements of any federal, state, municipal or other governmental or public authority affecting the use and/or occupancy of the Project, including the requirements of the ADA and (ii) all covenants, conditions, restrictions and reservations affecting the Site or the Project;

            (5) Permits. All required permits, licenses, approvals, acceptances and authorizations that are then procurable and that are required for the use and/or occupancy of the Project;

            (6) Insurance. Original paid insurance policies as required by the Loan Documents.

            (7) Survey. Within 30 days after closing, furnish a current survey, certified by a registered land surveyor to the Bank and the title insurer of the Mortgage, showing (a) the location of all existing Improvements on the Site, including parking areas, (b) all easements and public utilities (identified by liber and page of recording), (c) all means of ingress and egress to the Site,
(d) all setback lines, (e) any encroachments either upon the real estate of others or by others upon the Site, (f) the location and availability of satisfactory utility services and storm drain and sewer facilities and (g) no other matter objectionable to the Bank. The Borrower shall from time to time, when required by the Bank, furnish supplemental surveys of the Site, showing (i) the location of additional Improvements installed or placed on the Site since the previous survey was performed and (ii) such other matters as the Bank requires;

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        (8) Mortgage Title Insurance. A paid policy of mortgage title insurance
(in the current standard ALTA form), without exceptions, containing zoning (either ALTA Form 3.0 or ALTA Form 3.1, as the Bank requires), comprehensive, survey, access and such other endorsements as the Bank requests, issued by a company satisfactory to the Bank in the full amount of the Loan. The policy shall insure that the Bank is a first mortgagee of the Project and that title to the Project is in the Borrower, free and clear of all easements, restrictions, defects, liens, claims, charges and encumbrances, except those indicated in the Mortgage or otherwise approved by the Bank.

        (9) Environmental Questionnaire. A completed customer environmental questionnaire;

       (10) Environmental Compliance. Evidence that the Borrower

           (a) has conducted and completed all environmental investigations and studies on or to the Site, including a comprehensive environmental assessment, as may be required by (i) the Bank, (ii) any governmental agency or authority or
(iii) any statute, regulation, rule, policy or ordinance, to determine whether the Site has been contaminated with or by Hazardous Materials (as defined in the Environmental Certificate) and whether regulated wetlands are present on the Site and

           (b) has performed and completed or will perform and complete all necessary remedial, removal and other actions to the Site so that the Site conforms to all applicable federal, state and local statutes, ordinances, rules, regulations, policies, orders and directives which govern or protect the environment;

       (11) Evidence of Due Organization and Good Standing. Evidence of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement or any of the other Loan Documents, together with an executed copy, if and as applicable, of the partnership agreement, the operating agreement, the articles of incorporation or organization, the bylaws or any similar agreement for each of those business entities (the "Organizational Documents");

       (12) Evidence of Authority to Enter Into Loan Documents. Evidence that
(a) each party to this agreement or to any of the other Loan Documents is authorized to enter into the transactions contemplated by this agreement and/or the other Loan Documents, as the case may be, and (b) the person(s) signing on behalf of each of those parties is authorized to do so;

       (13) Environmental Certificate. A completed environmental certificate (as amended and replaced from time to time, the "Environmental Certificate");

       (14) Legal 0pinion. A written opinion of legal counsel for the Borrower stating that--

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            (a) the Borrower is a duly organized and existing Michigan corporation (for which the Michigan Department of Commerce has issued a Certificate of Good Standing within thirty (30) days of the date of the opinion, a certified copy of which shall be attached to the opinion),

            (b) the execution of the Loan Documents by the Borrower is authorized by all appropriate corporate action of the Borrower,

            (c) the execution of the Loan Documents does not contravene (i) the articles of incorporation or bylaws of the Borrower, or (ii) any undertaking, contract or restriction known to counsel to which the Borrower is a party or to which it is subject,

            (d) counsel has no knowledge of any material proceedings, legal or equitable, pending or threatened, (a) against the Borrower, the Site or the Improvements, (b) that involve the validity or enforceability of the Loan Documents or (c) that would affect the contemplated use of the Project, and

            (e) the Loan Documents are valid and legally binding upon the Borrower, enforceable in accordance with their terms, except as enforcement may be limited by any proceedings in bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors'rights and remedies.

        (15) Additional Documents. Such additional documents and information as the Bank may reasonably require.

      (H) Closing of CIT Facility. The $3,500,000 financing from CIT Corporation to the Borrower and the Bank's participation therein shall have closed to the satisfaction of the Bank (the "CIT Facility").

     4.2 Nonliability . So long as the Bank is acting in good faith, the Bank shall not be liable for any error, omission, irregularity or action taken regarding any advance under the Loan.

     ARTICLE 5   INSURANCE

     As long as any part of the Loan remains unpaid, the Borrower shall maintain for all property covered by the lien of the Mortgage or otherwise securing repayment and performance of the Loan, a policy or policies of insurance against fire (and such other hazards and risks customarily covered by the standard form of extended coverage endorsement available in the state of Michigan, including risks of malicious mischief and vandalism, and covering all property subject to the lien of the Mortgage or otherwise securing the Loan), as well as a policy or policies of insurance for builder's risk (if applicable), public liability, worker's compensation, federal flood insurance (if required) and such other insurance as the Bank may, from time to time require, containing as applicable a standard loss payable and/or mortgagee clause, without contribution, in favor of the Bank. All policies shall be with companies and in form, amount, and substance

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satisfactory to the Bank, and shall be noncancelable except upon thirty (30)
days' written notice to the Bank.

     ARTICLE 6   AFFIRMATIVE COVENANTS

     6.1 The Borrower covenants with the Bank:

         (A) Access to the Project. To give the Bank or its designee access to the Project and a to make available for audit and inspection by the Bank or its agents all property, equipment, books, contracts, records and other papers relating to the Project;

         (B) Book and Accounts. To keep the books and accounts of all operations relating to the Project in accordance with generally accepted accounting principles;

         (C) Respond to Inquiries. To respond promptly to any inquiry from the Bank for information concerning the Project, which information may be verified by the Bank at the Borrower's expense. Notwithstanding the foregoing, the Bank shall at all times be entitled to rely upon any statements or representations made by the Borrower or its agents and the Borrower shall hold the Bank harmless from and indemnify it against all losses costs (including reasonable attorney's fees) and damages sustained by the Bank through any action taken or forbearance granted by the Bank in reliance on such statements or representations;

         (D) Payment of Costs. To pay, when due, all costs, fees and expenses required or needed to satisfy the conditions of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents;

         (E) Correction of Defects or Variations. Upon the Bank's demand, to correct any structural defect in the Improvements;

         (F) Performance Under Leases. To fully perform all covenants and obligations under all Leases;

         (G) Existence. To maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations; to pay its debts and obligations when due under normal terms; and to pay, on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment;

         (H) Financial Records. To maintain proper books and records of account, in accordance with Generally accepted accounting principles where applicable, and consistent with financial statements previously submitted to the Bank;

         (I) Notice. To give prompt notice to the Bank of the occurrence of (1) an Event of Default (as defined below) and/or (2) any other development, financial or otherwise, that would

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affect the Borrower's, any Guarantor's, any tenant's, or any Lease guarantor's business, properties or affairs in a materially adverse manner;

        (J) To permit the Bank to perform semi-annual collateral audits (the "NBD Collateral Audits") at the Borrower's expense so long as any funds are outstanding or available under the CIT Facility. The NBD Collateral Audits shall be performed during those quarters when such audits are not performed by CIT. Such information as may be reasonably requested by the Bank's auditors in order to complete their audit shall be made available to them. The results of any NBD Collateral Audit shall be provided to CIT.

        (K) Required Documents and Financial Statements. To furnish or cause to be furnished to the Bank:

            (1) Within sixty (60) days after each and as of the end of each fiscal year of the Borrower, its balance sheet and statements of income, retained earnings and cash flows, compiled by an independent certified public accountant of recognized standing and certified as correct and accompanied by a covenant compliance certificate signed by one of the Borrower's authorized agents;

            (2) Within forty-five (45) days after each fiscal quarter of the Borrower (other than the fourth quarter), its balance sheet as of the end of that quarter and its statements of income, retained earnings and cash flows from the beginning of that fiscal year to the end of that quarter, compiled by an independent certified public accountant of recognized standing and certified as correct and accompanied by a covenant compliance certificate signed by one of the Borrower's authorized agents;

            (3) Within fifteen (15) days after each fiscal month of the Borrower, its balance sheet as of the end of that month and its statement of income, from the beginning of that fiscal year to the end of that period, certified as correct by one of the Borrower's authorized agents;

            (4) Within fifteen (15) days after and as of the end of each calendar year, the signed personal financial statement of each Guarantor;

            (5) Within fifteen (15) days after filing, a signed copy of the federal income tax return of the each Guarantor, with all exhibits and schedules;

            (6) No later than July 15 and January 15 of each year, real and personal property tax receipts reflecting taxes due for the preceding summer and winter, respectively, marked as paid by the appropriate authority; and

            (7) Promptly, such other information or books and records as the Bank may reasonably request.

     ARTICLE 7   NEGATIVE COVENANTS


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     7.1 Definitions. As used in this agreement, the following terms shall have the following respective meanings:

         (A) Cash Flow. The term "Cash Flow" means, for any period, net income for that period, plus, to the extent deducted in determining net income, interest expense, depreciation, amortization, and other non-cash charges.

         (B) Debt Service. The term "Debt Service" means for any period, principal and interest payments (including those associated with capital or operating lease obligations) paid or 12 payable during that period.

         (C) Subordinated Debt. The term "Subordinated Debt" means debt subordinated to the Bank in manner and by agreement satisfactory to the Bank.

         (D) Tangible Capital Funds. The term "Tangible Capital Funds" means the sum of Tangible Net Worth plus Subordinated Debt.

         (E) Tangible Net Worth. The term "Tangible Net Worth" means total assets less intangible assets, preferred stock that is not Qualified Preferred Stock and total liabilities. Intangible assets include goodwill, patents, copyrights, mailing lists, catalogues, trademarks, bond discount and underwriting expenses, organization expenses and all other intangibles.

         (F) Qualified Preferred Stock. The term "Qualified Preferred Stock" means preferred stock of the Borrower under the terms of which no payment is required until (i) the ratio of the Borrower's Cash Flow to Debt Service plus payments on account of preferred stock exceeds 1.40 to 1.00 for the immediately preceding four quarters and (ii) the ratio of the Borrower's total liabilities to its Tangible Capital Funds minus the principal amount of any debt then owing but not paid (including amounts owing to preferred shareholders) does not exceed 3.00 to 1.00.

     7.2 Generally Accepted Accounting Principles. Unless otherwise noted, the financial requirements set forth in these negative covenants shall be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted to the Bank.

     7.3 Negative Covenants. The Borrower shall not, without the prior written consent of the Bank, do or permit to be done any of the following:

         (A) No Encumbrance or Conveyance. Convey, transfer. lease or encumber all or any portion of the Site or the Project.

         (B) No Modification of Leases. Modify any Lease.

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         (C) No Encumbering of Personal Property. Assign, transfer, dispose of or encumber any personal property or equipment covered by the Loan Documents, except in the ordinary course of the Borrower's business or as permitted by the Loan Documents.

         (D) No Transfer of Beneficial Interest. Convey, assign or transfer any beneficial interest in the Project or any right to manage or receive any of the rents, contract payments, income, profits or proceeds of or relating to the Project.

         (E) No Remodeling, or Reconstruction. Remodel, add to, reconstruct, improve or demolish any part of the Project or any existing improvement on the Site without the Bank's permission.

         (F) No Variation in Use. Permit the Project to be used for any purpose other than that for which it was originally intended.

         (G) No Conditional Sales Contracts. Purchase or install any materials, equipment, fixtures or any other part of the Improvements, or any articles of personal property placed in the Improvements, under any conditional sales contract, security agreement or other arrangement under which the seller (1) reserves or purports to reserve either title to, or the right to remove or to repossess, the items sold or (2) may consider the items sold to be personal property after their incorporation into the Improvements.

         (H) No Liens. Create or permit to exist any lien on any of its property, real or personal, except: (1) existing liens disclosed to the Bank in writing; (2) liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities; (3) liens for taxes being contested in good faith; and (4) liens created pursuant to article 3 of this agreement.

         (I) Tangible Capital Funds. Permit its Tangible Capital Funds to be less than $225,000 on or after March 31, 1998, increasing on the last day of each month thereafter by 100% of net income for that month until the ratio of the Borrower's total liabilities to its Tangible Capital Funds is 3.00 to 1.00 or less.

         (J) Debt Service Coverage. For the fiscal four quarter period ending on the last day of the fiscal quarter immediately preceding the date of determination, permit the ratio of its Cash flow to its Debt Service to be less than 1.25 to 1.00.

         (K) No Dividends. Acquire or retire any of its shares of capital stock, or declare or pay dividends or make any other distributions upon any of its shares of capital stock, except (1) dividends payable in its capital stock or
(2) if the Borrower is a Subchapter S corporation, dividends payable to its shareholders sufficient in amount to pay their income-tax obligations related to the Borrower's taxable income.

         (L) No Sale of Shares. Issue, sell or otherwise dispose of any shares of its capital stock or other securities or any rights, warrants or options to purchase or acquire any such shares or securities.

         (M) No Debt. Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt not to exceed $3,500,000 to CIT Corporation, any debt to the Bank, debt reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this agreement and not to be paid with proceeds of borrowings under the Loan. For purposes of this covenant, the sale of any accounts receivable shall be deemed the incurring of debt for borrowed money.

         (N) No Guaranties. Guaranty or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement for deposit and collection in the ordinary course of business.

         (O) No Advances and Investments. Purchase or acquire any securities of, or make any loans or advances to, or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing or certificates of deposit in insured financial institutions.

         (P) No Leases. Contract for or assume in any manner lease obligations as lessee.

         (Q) Limit on Compensation. Pay Inmold, Inc. or pay or award salary, bonus, dividends, or compensation of any kind to any officer of the Borrower, in any one fiscal quarter, in an aggregate amount in excess of five percent (5%) of the Borrower's gross revenues for that quarter.

         (R) Modification of Organizational Documents. Amend or modify any of the Organizational Documents.

     ARTICLE 8    REPRESENTATIONS AND WARRANTIES

     8.1 In addition to any other representations and warranties made in the other Loan Documents, the Borrower makes the following representations and warranties to the Bank:

         (A) Fee Simple Title. The Borrower has good and marketable fee simple title to the Site, free from all liens and encumbrances except those permitted under the Mortgage.

         (B) Performance Under Leases. The Borrower has fully performed all covenants and obligations to be performed by the Borrower under all Leases.

         (C) Accuracy of Financial Statements. All financial statements delivered to the Bank are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles. No materially adverse change in the financial condition of the Borrower, in it business or in its property has occurred since the date of each Financial statement.

         (D) No Suits or Proceedings. There are no suits or proceedings, legal or equitable, pending or threatened: (1) against or that affect the Borrower, any of the Guarantors, the Site or the Improvements; (2) that involve the validity or enforceability of any of the Loan Documents; or (3) that involve any risk of a judgment or liability which, if satisfied, would have a materially adverse effect on (a) the financial condition, business or properties of the Borrower or any Guarantor, (b) the priority of the lien of the Mortgage or (c) the contemplated use of the Project.

         (E) Enforceability of the Loan Documents. When executed and delivered, the Loan Documents will be valid, legally binding on the person(s) and/or entity(ies) executing them and enforceable in accordance with their terms. The consummation of the transactions contemplated by the Loan Documents does not conflict with or result in (1) the breach of any valid regulation, order, writ, injunction, judgment or decree of any court or of any governmental or municipal instrumentality or (2) the breach of or default un der any agreement or other instrument to which the Borrower is a party, by which it is bound, or to which it is subject.

         (F) Availability of Access and Utilities. The Project has adequate rights of access to public ways. Water, sanitary sewer, storm drain facilities and all other public utilities that are necessary or convenient to the full use and enjoyment of the Project are available to and installed at the Project.

         (G) Permits. Licenses. Authorizations, and Approvals. The Borrower has obtained all required permits, licenses, approvals and authorizations for the use and/or occupancy of the Project, including those required by any federal, state or local authority charged with the enforcement of environmental laws and regulations, including wetlands laws. The Borrower has to date fully complied with: (1) all building, use, safety, zoning, subdivision, air quality, condominium, planning and all other similar laws, ordinances, rules, regulations and requirements of all federal, state, municipal and other governmental or public authorities, including public utilities, pertaining to the use and/or occupancy of the Project, including the requirements of the ADA; and (2) all covenants, conditions, restrictions and reservations affecting the Site or the Project. After execution of this agreement, the Borrower shall maintain all permits, licenses, approvals and authorizations required for the use and/or occupancy of the Project and shall continue to comply with (a) all building, use, safety, zoning, subdivision, environmental, air quality, condominium, planning and all other similar laws, ordinances, rules, regulations and requirements pertaining to the Project, including requirements of the ADA, and (b) all covenants, conditions, restrictions and reservations affecting, the Site or the Project.

         (H) No Encumbrances. The Improvements are located entirely on the Site and do not unlawfully encroach on any easement, right-of-way or land of others, nor do the Improvements violate any setback lines or applicable building restrictions, use restrictions or other restrictions or regulations.

         (I) No Default Under the Loan Documents. There is no default under, or violation of any of the terms of, any of the Loan Documents, nor do circumstances exist that with the passage of time, the giving of notice, or both, would constitute such a default.

         (J) Legal Organization of Business. The Borrower is a legally organized and existing Michigan corporation, with a current Certificate of Good Standing attached either to this agreement or to the opinion of legal counsel submitted to the Bank contemporaneously with the execution of this agreement.

     ARTICLE 9   EVENTS OF DEFAULT

     9.1 If any of the following events occurs (in the singular, "Event of Default," and in the plural, "Events of Default"), the Borrower shall be in default under this agreement and the other Loan Documents:

         (A) Failure to Pay. The Borrower or any Guarantor fails to pay when due any amount payable under this agreement, the Note, any Guaranty or any agreement or instrument evidencing debt to any creditor; or

         (B) Failure to Comply With Provisions of the Loan Documents. There is a violation of, or a failure to observe or perform according to, any term contained in any of the Loan Documents, or a default occurs under the terms of any of the Loan Documents; or

         (C) Unenforceabilitv of Loan Documents. Any of the Loan Documents becomes totally or partially unenforceable; or

         (D) Misrepresentation or Breach of Warranty. The Borrower, any Guarantor [or any Pledgor] (1) makes any materially incorrect or misleading representation, warranty or certificate to the Bank or (2) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or

         (E) Cross-Default. The Borrower or any Guarantor defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by the Note) such that the creditor declares the debt due before its maturity; or

         (F) Liens. A lien for the performance of work or the supplying of materials is perfected against the Project and remains unsatisfied or unbonded either (1) at the time of any request for advance or (2) for a period of thirty
(30) days after the date of filing or recording; or

         (G) Assignment. The Borrower assigns this agreement or any advance or right to receive an advance under this agreement without the Bank's prior written consent; or

         (H) Denial of Access or Information. Any employee, agent or assignee of the Bank is denied any information regarding the Project or is denied access to the Project; or

         (I) [Intentionally Omitted]

         (J) Enjoined From Conducting Business. The Borrower or any Guarantor is enjoined, restrained or in any way prevented by court order from conducting all or a substantial part of its business, or any proceeding seeking to enjoin, restrain or in any way prevent the Borrower or any Guarantor from conducting all or a substantial part of its business is commenced; or

         (K) Forfeiture of Collateral. Formal charges are filed against the Borrower, any Guarantor under any federal, state or municipal statute. law or ordinance for which forfeiture of any property serving as collateral for the Loan is a potential penalty, or any collateral for the Loan is in fact so seized or forfeited; or

         (L) Reportable Event. There occurs a "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower; or

         (M) Insolvency. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due; or

         (N) Consent to Insolvency Proceedings. The Borrower or any Guarantor
(1) makes an assignment for the benefit of creditors, (2) consents to the appointment of a custodian, receiver or trustee for itself or for a substantial part of its assets or (3) commences, or consents to the commencement or continuation of, any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction; or

         (O) Appointment of Custodian, Receiver or Trustee. A custodian, receiver or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent and is not removed within sixty (60) days after such appointment; or

         (P) Commencement of Bankruptcy Proceedings. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction and such proceedings remain undismissed for sixty (60) days after commencement; or

         (Q) Entry of Judgment or Enforcement Thereof. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy or garnishment is issued against any property of the Borrower or of any Guarantor; or

         (R) Death. Any Guarantor dies; or

         (S) Change of Business. The Borrower or any Guarantor, without the Bank's written consent, (1) is dissolved, (2) merges or consolidates with any third party, (3) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (4) leases, purchases or otherwise acquires a material part of the assets of any business entity outside the ordinary course of business or (5) agrees to do any of the foregoing; or

         (T) Substantial Change in Financial Condition. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse; or

         (U) [Intentionally Omitted]

     9.2 Notice and Opportunity to Cure. Notwithstanding the provisions of section 9.1 above, the Bank shall:

         (A) notify the Borrower in writing of its intent to accelerate the Loan or to exercise any remedies available to it under this agreement or any of the other Loan Documents because of the occurrence of an Event of Default, and

         (B) allow the Borrower (i) five (5) days after receipt of that notice to cure the Event of Default giving rise to the notice if that Event of Default can be cured by the payment of money, or (ii) thirty (30) days after receipt of that notice to cure the Event of Default giving rise to the notice if that Event of Default cannot be cured by the payment of money; provided, however , that the requirement by the Bank to give the Borrower notice and an opportunity to cure as above provided shall not apply (i) to an Event of Default or Events of Default under subsections (E), (F), (G), (H), (J), (K), (L), (N), (0), (P), (Q),
(R) or (S) of section 9.1; or (ii) if the Bank, during the preceding twelve
(12) month period, has given another notice to the Borrower under this section of its intent to accelerate the Loan or to exercise any remedy available to it.

     ARTICLE 10   REMEDIES UPON DEFAULT

     10.1 The following remedies shall be available to the Bank upon the occurrence of an Event of Default and failure to cure that default within the applicable cure period, if any:

         (A) Acceleration. The Bank may, at its option, without prior demand or notice to the Borrower, declare the entire unpaid principal balance of the Note and the Loan, plus all accrued and unpaid interest, to be immediately due and payable.

         (B) Bank's Right to Take Possession of the Project. The Bank may, as an alternative to other methods of summary execution, but without waiving such other methods (and particularly its rights as a mortgagee under the Mortgage):
(1) take possession of the Project (in person, by agent, or by court-appointed receiver); and (2) take all steps (in person, by agent, or by court-appointed receiver) that the Bank deems appropriate to secure and protect the Project. All sums expended by the Bank for these p urposes shall be deemed to have been paid to the Borrower and shall be secured by the Mortgage and the other Loan Documents.

         (C) Cumulative Remedies. The Bank may avail itself of any and all remedies available to it in equity, at law or under this agreement or any of the other Loan Documents. All remedies shall be cumulative and none shall be exclusive of any other. Further, and not in limitation of the foregoing, the Bank may: (1) terminate this agreement and demand full payment of the Loan and any other indebtedness of the Borrower to the Bank under the Loan Documents; or
(2) utilize any remedy available to it under the terms and provisions of the Loan Documents. Any requirement of reasonable notice shall be met if the Banks sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the collateral for the Loan to be transferred to or registered in its name or in the name of any other person or business entity, with or without designation of the capacity of that nominee. The Borrower is liable for any deficiency remaining after disposition of any collateral for the Loan. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of the Loans, including, without limitation, reasonable attorney's fees (including the "in-house" counsel fees) and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

     ARTICLE 11   CASUALTIES AND EMINENT DOMAIN

     11.1 Damage to the Project. If there is any loss or damage to the Project because of fire or other casualty, the Bank may elect to do either of the following in its sole discretion:

         (A) Termination of this Agreement. If, (1) when the loss or damage occurs, the Borrower is in default under the Loan Documents, or if circumstances exist that with the passage of time, the giving of notice, or both, would constitute such a default, or (2) because of the loss or damage, any Lease, purchase contract or other agreement relating to the sale or occupancy of any portion of the Project is canceled, terminated or amended in a way that is unsatisfactory to the Bank, the Bank may terminate this agreement. Such termination shall not affect the validity of the Note or any security for the Loan. If the Bank elects to terminate this agreement, the Bank shall collect all proceeds of insurance relating to the loss or damage and the Borrower shall assist the Bank in this regard. The Bank she apply those proceeds first toward reimbursement of the Bank for all costs and expenses it may incur in collecting the proceeds, including reasonable attorneys' fees, and then toward payment of the Loan, plus accrued interest. If the proceeds of insurance are insufficient to pay the Loan plus accrued interest in full after application of such proceeds as provided above, the Bank may declare the Note to be immediately due and payable and avail itself of a remedies as for a default under this agreement or any of the other Loan Documents. If any proceeds of insura nce remain after applying them as provided above, those excess proceeds shall be paid to the Borrower by the Bank.

         (B) Repairing, Restoring or Rebuilding the Project. Instead of terminating this agreement as provided in subsection (A) above, the Bank may elect to allow the Borrower if, (1) when the loss or damage occurs, the Borrower is not in default under any, of the Loan Documents, nor do circumstances exist that with the passage of time, the giving of notice, or both, would constitute such a default, and (2) no Lease, purchase contract or other agreement relating to the sale or occupancy of any portion of the Project, because of the loss or damage, is canceled, terminated or amended in a way that is unsatisfactory to the Bank, then the Bank shall allow the Borrower, subject to the terms described below, to repair, restore or rebuild the Project, and if the casualty occurred during any construction, to permit the Borrower to proceed with construction. Notwithstanding the foregoing, after the loss or damage has occurred the Borrower shall, in addition to complying with any other requirements imposed by the Loan Documents:

            (1) diligently proceed to settle with insurers all claims relating to the loss or damage and cause the proceeds to be deposited with the Bank;

            (2) if there is a delay in settling with insurers or collecting proceeds of insurance, deposit with the Bank an amount deemed sufficient by the Bank to repair, restore or rebuild the Project to the same state of completion as existed before the loss or damage occurred;

            (3) deposit with the Bank such additional sums as the Bank may prescribe to assure that the repairs to or the rebuilding or restoration of the Project to the same state of completion as existed before the loss or damage will be accomplished;

            (4) neither be in default under any of the Loan Documents at any time after the original loss or damage has occurred, nor permit any circumstances to exist that, with the passage of time, or the giving of notice, or both, would constitute a default under any of the Loan Documents, nor permit any Lease, sales contract or other agreement relating to the sale or occupancy of any portion of the Project to be canceled, terminated or amended in a way that is unsatisfactory to the Bank;

            (5) comply with such additional terms and conditions for the repairing, rebuilding or restoring of the Project as the Bank, in its sole discretion, may prescribe.

     When the Project is repaired, rebuilt or restored to the same state of completion as existed before the loss or damage occurred, both parties shall then carry out the terms of this agreement as if no loss or damage had occurred and aN funds remaining on deposit with the Bank pursuant to this subsection (B), including insurance proceeds, shall be disbursed to the Borrower. If the Borrower fails, at any time, in the Bank's determination, to comply with any of the terms and conditions of this subsection (B) regarding the rebuilding, restoring or repairing of the Project, the Bank may elect to terminate this agreement as provided in subsection (A) above and proceed as provided in subsection (A).

     11.2 Eminent Domain.

         (A) Termination. If any one of the following events occurs, the Bank may terminate this agreement:

            (1) The entire Project is taken or condemned; or

            (2) A portion of the Project is taken or condemned, and that taking or condemnation, in the Bank's opinion, will limit or impair the Borrower's ability or capacity to satisfy its present or future obligations relating to the Project; or

            (3) The taking or condemnation causes any Lease, purchase contract or other agreement relating to the sale or occupancy of all or any portion of the Project to be canceled or terminated or to be amended in a way that is unsatisfactory to the Bank.

         (B) Effect of Termination. The termination of this agreement under this section shall not affect the validity of the Note or any security for the Loan, plus interest. The Bank may demand full payment of the Loan, plus accrued interest, and of all other indebtedness of the Borrower to the Bank under the Loan Documents and it may avail itself of all remedies as for a default under this agreement or any of the other Loan Documents. The right to terminate this agreement as provided in this section shall be in addition to, and not in derogation of, any other rights or remedies of the Bank under this agreement or under the other Loan Documents, including the right, as provided in the Mortgage, to receive payment of any award or other payment relating to the taking or condemnation and to apply that award or payment to the alteration, restoration or rebuilding of the Project or to payment of the Loan, plus accrued interest.

         (C) Alteration. Restoring or Rebuilding the Project. Alternatively, instead of terminating this agreement as provided in subsection (A) above, the Bank may, at its option, allow the Borrower to alter, restore or rebuild the Project after a condemnation, whether partial or total. If the Borrower is so permitted to after, restore or rebuild the Project after a condemnation, the Borrower shall, in addition to complying with any other requirements imposed by the Loan Documents, cause the condemnation award to be dealt with, and fulfill the conditions/requirements as described in subsections (B) (1), (B) (2), (B)
(3), (B) (4) and (B) (5) of section 11.1, as if the proceeds of the condemnation award were insurance proceeds relating to a fire or other casualty.

     ARTICLE 12   MISCELLANEOUS

     12.1 Waiver. No waiver by the Bank at any time of a term or condition of this agreement or of any of the other Loan Documents shall be construed as a waiver of any other term or condition, nor shall a waiver of any term or condition be construed as a right to a subsequent waiver of the same term or condition. The failure by the Bank to insist on the Borrower's Performance of the terms and conditions of the Loan Documents, whether on one or more occasions, shall not be construed as a waiver or relinquishment by the Bank of any rights it has under the Loan Documents. Nor shall such failure be construed as proh ibiting the Bank from insisting on the Borrower's strict compliance with the terms and conditions of the Loan Documents at a later time.

     12.2 Waiver in Writing Only. No provision of this agreement shall be amended, waived or modified except by an instrument in writing signed by both the Bank and the Borrower.

     12.3 Severability. Unenforceability for any reason of any provision of this agreement shall not limit or impair the operation or validity of any other provision of this agreement or of any of the other Loan Documents.

     12.4 The Bank's Payment of the Borrower's Obligations. If, in the Bank's opinion, its position under the Loan Documents may be prejudiced or impaired by the Borrower's failure to perform, or by the Borrower's unreasonable delay in performing, its obligations under this agreement or the other Loan Documents (including the payment of any prior charge upon the Project or any other charge payable by the Borrower, whether or not related to the Project), the Bank may pay or otherwise satisfy such obligations of the Borrower. Any payment or cost relating to such satisfaction, including a reasonable attorney's fee, may be charged to the proceeds of the Loan as any other advance can be charged, and will be deemed to be made pursuant to this agreement and not in modification of it.

     12.5 Notices. Notice or demand from one party to the other relating to the Loan shall be effective if made in writing and delivered to the recipient's address set forth below by any of the following means: (A) hand delivery; (B) registered or certified mail, postage prepaid, with return receipt requested;
(C) first class or express mail, postage prepaid; or (D) Federal Express or other nationally recognized overnight courier service. Regardless of the means of delivery used, any notice or demand relating to the Loan shall be directed to the following addresses:

        To the Bank:     NBD Bank
                         Attn: Jim Woffington
                         28660 Northwestern Hwy
                         Southfield, Michigan 48034

        To the Borrower: G-P Plastics, Inc.
                         Attn: John Horner
                         Chief Financial Officer
                         3910 Industrial Drive
                         Rochester Hills, Michigan 48039

                         AND:

                         G-P Plastics, Inc.
                         Attn: Filipp Kreissl
                         755 West Big Beaver Rd.
                         Suite 312
                         Troy, Michigan 48084

                         W/COPY TO:

                           Laurence H. Smith
                           7115 Orchard Lake Rd.
                           Suite 500
                           W. Bloomfield, Michigan 48322

Any notice or demand made according to this section shall be deemed delivered:
(1) upon receipt if delivered by hand; (2) three (3) business days after mailing if mailed by first class, registered, or certified mail; or (3) one (1) business day after mailing or deposit with a nationally recognized overnight courier service if delivered by express mail or nationally recognized overnight courier.

     12.6 Time of the Essence. Time is of the essence for all purposes of this agreement.

     12.7 Michigan Law. The Loan is made and accepted in Michigan and this agreement and all the other Loan Documents shall be construed in accordance with the laws of Michigan.

     12.8 Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the Borrower, the Bank and their heirs, successors and assigns.

     12.9 Conflicting Terms. If there is any conflict between any provision or condition contained in this agreement and any provision or condition contained in any of the other Loan Documents, the provision or condition contained in this agreement shall control.

    12.10 No Third-Party Beneficiary. The terms and conditions of this agreement are for the benefit of the Borrower and the Bank only. No other party shall have any right to rely on or derive any benefit from this agreement, nor shall any third party be deemed a third-party beneficiary under this agreement.

    12.11 Entire Agreement. Except as otherwise expressly provided in this agreement, this agreement supersedes all prior agreements between the Bank and the Borrower relating to the subject matter of this agreement and constitutes the entire agreement of the Borrower and the Bank relating to its subject matter.

    12.12 Section Headings. Section headings are for convenience of reference only and shall not affect the interpretation of the terms and conditions of this agreement.

    12.13 Assignment. The Borrower's rights under this agreement and the other Loan Documents may not be assigned and any purported asignment in violation of this provision shall vest no rights in the purported assignee. The Bank may at any time assign its rights under this agreement or any of the other Loan Documents.

    12.14 Supremacy. To the extent that any Loan Document conflicts with the terms of this agreement, the terms of this agreement shall control.

    12.15 Waiver of Jury Trial. The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement, any of the other Loan Documents any of the transactions contemplated by any of the Loan Documents, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.

        EXECUTED on the date first written above.


BORROWER:                                  BANK:

G-P PLASTICS, INC.                         NBD BANK

By: /s/ John Horner                        By: /s/ John Wolfington
   -----------------------                    ----------------------

Its: Treasurer                             Its: Vice President
   -----------------------                    ----------------------

And:                                       And:
    ----------------------                    ----------------------

Its:                                       Its:
    ----------------------                    ----------------------

                                   EXHIBIT A

                               Legal Description

Land located in the City of Rochester Hills, County of Oakland, State of Michigan:

Part of the West 1/2 of Southwest 1/4 of Section 30, Town 3 North, Range 11 East Avon Township (Now the City of Rochester Hills), Oakiand County, Michigan:
Beginning at point distant South 00 degrees 34 minutes 30 seconds West 380.75 feet and North 87 degrees 46 minutes 00 seconds East 435.60 feet from the West 1/4 corner; thence North 380.00 feet; thence North 87 degrees 46 minutes 00 seconds East 839.56 feet; thence South 01 degrees 0.4 minutes 25 seconds East,
379.79 feet; thence South 87 degrees 46 minutes 00 seconds West, 846.74 feet to beginning. Subject to an Easement for purposes of ingress and ingress in common with certain designated others over the South 30 feet thereof, also subject to and together with an Easement over the South 60 feet of the North 410 feet of the West 1/2 of the Southwest fractional 1/4 of Section 30, for purposes of ingress and egress in common with certain designated others..
(the 'Premises")

Commonly known as: 3910 Industrial
Tax Parcel Identification No. 15-30-301-009

     FEDERAL EMERGENCY MANAGEMENT AGENCY                 O.M.B. No. 3067-0264
     STANDARD FLOOD-HAZRD DETERMINATION                  Expires April 30, 1998

                           SECTION I-LOAN INFORMATION
1. LENDER NAME AND ADDRESS                 2.  COLLATERAL (Building/Mobile Home
                                               Personal Property)
                                               PROPERTY ADDRESS
                                           (Legal Description may be attached)
   NBD BANK-COMMERCIAL LENDING               PLASTICS, G P
   28660 NORTHWESTERN HWY                    3910 INDUSTRIAL DR
   SOUTHFIELD, MI  48034                     ROCHESTER HILLS, MI 48309-3117

   Req. by: JAMES L WOLFINGTON             Legal Description:
   FZI CLIENT ID: NBDCL034
                                           Parcel, Tax Id.Plat Map:

3.LENDER ID. NO.           4. LOAN IDENTIFIER            5. AMOUNT OF FLOOD
                                                            INSURANCE REQUIRED
                            N/A                             $

                                  SECTION II
A.NATIONAL FLOOD INSURANCE PROGRAM (NFIP) COMMUNITY JURISDICTION
          NFIP Community           County(ies)       State       NFIP Community
              Name                                                    Number
  ROCHESTER HILLS (WAS             OAKLAND             MI             260471

B.NATIOAL FLOOD INSURANCE PROGRAM (NFIP) DATA AFFECTING BUILDING/MOBILE HOME
   NFIP Map Number or    NFIP Map      LOMA/LOMR     Flood Zone      No NFIP
   Community-Panel       Panel                                        Map
   Number (Community     Effective/
   name, if not the      Revised Date
   same as "A")

     2604710015B          09/02/94     ---- -----         C
                                       YES  DATE
C. FEDERAL FLOOD INSURANCE AVAILABILITY (Check all that apply)
   [X] Federal Flood insurance is available (community participates in NFIP)
       [X] Regular Program [ ] Emergency Program of NFIP
   [ ] Federal Flood insurance is not available because community is not participating in the NFIP
   [ ] Building/Mobile home is in a Coastal Barrier Resources Area (CBRA).
       Federal Flood insurance may not be available
              CBRA designation date:__________________________

D. DETERMINATION
   IS BUILDING/MOBILE HOME IN SPECIAL FLOOD HAZARD AREA
   (ZONES BEGINNING WITH LETTERS "A" OR "V")? [ ] YES [X] NO if neither, see comments
If yes, flood insurance is required by the Flood Disaster Protection Act of l973. See comments for further explanation
If no, flood insurance is not required by the Flood Disaster Protection Act of 1973.

E. COMMENTS (Optional):



REM #    CERTIFICATE #      RUSH       LIFE OF LOAN   MSA         CENSUS TRACT:
0276     97110859186                       Yes
                                                      County Code:  State Code:
This determination is based on examining the NFIP map, any Federal Emergency Management Agency revisions to it, and any other information needed to locate the building/mobile home on the NFIP map.

F. PREPARER'S INFORMATION
NAME,ADDRESS,TELEPHONE NUMBER (If other than Lender)   DATE OF DETERMINATION

     Flood Zones, Inc.
     Executive Plaza Office Building                         11/06/97
     14205 Burnet Rd., Suite 110
     Austin, TX 78728 (800) 362-0866 FAX (800) 344-9139